WELDOTRON CORPORATION
1532 South Washington Avenue
Piscataway, New Jersey 08855


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 3, 1995


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WELDOTRON CORPORATION (hereinafter called the ("Corporation") will be held at the Holiday Inn, 4701 Stelton Road, South Plainfield, New Jersey 07080 on Thursday, August 3, 1995 at 10:00 a.m. for the following purposes:

(1) To elect two Directors; and

(2) To transact such other business as may properly come before the meeting or an adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 26, 1995 as the record date for the determination of the shareholders entitled to receive notice of and to vote at the meeting or any adjournment or adjournments thereof. The stock transfer books will not be closed.

A copy of the Corporation's Annual Report to Shareholders for the year ended February 28, 1995 is enclosed herewith.


SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, FOR WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                                           By Order of the Board of Directors

                                           /s/ RICHARD C. HOFFMAN
                                           Secretary

June 26, 1995

                                                   PROXY STATEMENT


                                            Annual Meeting Of Shareholders
                                                    August 3, 1995



SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Weldotron Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held at the Holiday Inn, 4701 Stelton Road, South Plainfield, New Jersey, on Thursday, August 3, 1995 at 10:00 a.m. or at any adjournment or adjournments thereof. It is anticipated that the mailing of this Proxy Statement will commence on or about June 30, 1995.

The enclosed proxy, even though executed and returned, may be revoked at any time prior to the meeting by either (i) attending the meeting and voting in person; or (ii) giving written notice of revocation to Mr. Richard C. Hoffman, Secretary of the Corporation, at Weldotron Corporation, 1532 South Washington Avenue, Piscataway, New Jersey, 08855. The enclosed proxy may also be revoked by a subsequently dated proxy received by the Corporation prior to the voting of the previously dated proxy.

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies by telephone or otherwise. The Corporation may reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.

A proxy which is properly signed and not revoked will be voted in accordance with the instructions contained therein. If no instructions are given, the persons named in the proxy intend to vote for the nominees for election as Directors listed below.

If any such nominee should be unwilling or unable to serve (which is not anticipated) the persons named in the proxy will vote the proxy for a substitute nominee selected by them unless the number of Directors has been reduced to the number of nominees willing and able to serve.

The Board of Directors does not know of any matter other than the election of directors that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.


VOTING SECURITIES OUTSTANDING:      QUORUM

Only shareholders of record at the close of business on June 26, 1995, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date the Corporation had outstanding 2,300,173 shares of common stock (the "Common Stock") which are the only securities of the Corporation entitled to vote at the meeting, each share being entitled to one vote. As of June 26, 1995, no person was known to the Corporation to be the beneficial owner of more than five per cent of the Common Stock except as indicated under the caption "Principal Holders of Voting Securities". There are no cumulative voting rights. The holders of a majority of the issued and outstanding shares of Common Stock on the record date must be present in person or by proxy to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the votes cast, in person or by proxy, at the Annual Meeting is necessary for the election of Directors.


ELECTION OF DIRECTORS

The Certificate of Incorporation of the Corporation provides for the division of the Board of Directors of the Corporation into three classes. The By-Laws of the Corporation provide that the Board of Directors may fix the number of Directors to be not less than three or not more than nine. The Board of Directors has decided that the number of Directors for the current fiscal year shall be fixed at seven (7) Directors. The terms of two current Directors will expire at the Annual meeting. Such Directors are nominees for a new three year term each. Five current Directors will continue in office. Accordingly, two Directors shall be elected at the Annual Meeting. The Board of Directors does not have any present intention to propose any further increase or decrease in the number of Directors prior to the next Annual Meeting of the Shareholders.

Mr. Martin Siegel, the founder and former Chairman of the Company resigned as a member of the Board of Directors effective May 10, 1995 to pursue other interests. Mr. Siegel's decision to resign did not involve any disagreement with the Company regarding the operations, policies or practices of the Company. Mr. George Beetle, a current member of the Board of Directors, is not standing for re-election. At a meeting of the Board on June 21, 1995, the Board accepted the recommendation of the nominating committee and voted to reduce the size of the Board from nine to seven members. Mr. Beetle was not nominated to stand for re-election by the nominating committee on a smaller Board. The decision not to nominate Mr. Beetle did not involve any disagreement between Mr. Beetle and the Company regarding its operations, policies or practices.

Following is the name, business experience during the past five years, age, and other directorships held by each continuing Director and each nominee for Director.


                                                                                First Year       Present
Nominees for a                      Principal Occupation,                       Elected          Term
Three Year Term                     Employment, etc.                            Director         Expires


Richard C. Hoffman         Secretary and General Counsel of the Corporation;    1994             Aug.,
                           Attorney - President, InterUrban Management, Inc.,                    1995
                           a real estate brokerage and management company.
                           Currently practices law as Richard C. Hoffman P.C
                           in Connecticut.  Age: 47.

Fred H. Rohn               General Partner, North American Venture Capital       1992             Aug.,
                           Funds (since 1989).  Age: 69 years.                                      1995


                                                                                First Year       Present
                                    Principal Occupation,                       Elected          Term
Continuing Directors                Employment, etc.                            Director         Expires

Bryon P. Fusini            Vice President, Investments at Smith Barney, Inc.,   1994             Aug.,
                           a stock brokerage and financial services concern                      1996
                           (since prior to 1989).  Age: 41 years.

Marvin D. Kantor         Chairman of Wendt-Bristol Health Care Services,        1992             Aug.,
                         operators of health care delivery services (since                       1997
                         prior to June, 1989).  Age: 67 years.

Richard L. Kramer        Chairman of the Board of the Corporation (Since        1993             Aug.,
                         June, 1994); Chairman of the Board & Secretary                          1997
                         of CPT Holdings, Inc., a NASDAQ Small Market
                         Cap company (since January 1992); Chairman of
                         the Board, Republic Properties Corp., a private real
                         estate investment company (since prior to 1989);
                         Chairman of the Board, Sunderland Industrial Holdings
                         Corporation, engaged in various industrial manufacturing
                         businesses (since prior to 1989); Chairman of the Board
                         (since November, 1994) and Director (since May, 1994),
                         Texfi Industries, Inc., manufacturing and marketing of
                         textiles and apparel.  Age: 45 years.

John D. Mazzuto          Chairman, Greystone Partners which provides            1994             Aug.,
                         investment banking services (since 1991).                               1996
                         President/CEO North American Operations,
                         Asian Oceanic Group, an international merchant
                         bank (since prior to 1989 to 1991).  Chairman,
                         Chester Holdings, Ltd., a NASDAQ Small Cap
                         company engaged in various retail operations;
                         Director, CPT Holdings, Inc. and Communications
                         Group, Inc., both publicly traded corporations;
                         Director, Texfi Industries, Inc., manufacturing and
                         marketing of textiles and apparel (since May, 1994).
                         Age: 46 years.

William L. Remley        Vice Chairman of the Board, President and CEO of       1993             Aug.,
                         the Corporation (Since June, 1994); President and                       1997
                         Treasurer, CPT Holdings, Inc. (January 1993 to present);
                         Vice Chairman, Sunderland Industrial Holdings Corp.
                         (since prior to 1989); Director, CPT Holdings, Inc.
                         (since Jan. 1992); CEO and President (Since November,
                         1994) and Director, (Since May, 1994) Texfi Industries, Inc.,
                         manufacturing and marketing of textiles and apparel.
                         Age: 44 years.


COMMITTEES

The Corporation has an Audit Committee of the Board of Directors, whose members are George R. Beetle, Chairman, and Marvin D Kantor. The Committee held one meeting during the fiscal year ended February 28, 1995. The Audit Committee reviews and satisfies itself as to the adequacy of the structure of the Corporation's financial organization and that the financial and accounting policies of the Corporation are properly implemented. The Audit Committee reviews with the Corporation's outside auditors the scope of the audit prior to its commencement and the results of the audit prior to the publishing of the Annual Report to Shareholders. Specifically, the Audit Committee (a) reviews the Corporation's accounting and financial policies and procedures with emphasis on any major changes during the year, (b) reviews the results of the audit for significant items and inquires as to whether the outside auditors are completely satisfied with the audit results, discussing any recommendations and comments the auditors may have, (c) inquires as to the adequacy of the internal audit functions and (d) ascertains the degree of cooperation of the Corporation's financial and accounting personnel with the outside auditors.

The Corporation has a Compensation Committee of the Board of Directors, whose current members are Fred H. Rohn, Chairman, Bryon P. Fusini and John D. Mazzuto. The Committee held one meeting during the fiscal year ended February 28, 1995. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to ranges of compensation of all officers of the Corporation, with respect to incentive program payments, and with respect to the Corporation's Employee Benefit Plans. The Committee also functions as the Stock Option Committee. (See Report of the Compensation Committee on Page 7).

The Company has an Executive Committee whose current members are William L. Remley, Chairman, Richard L. Kramer, John D. Mazzuto, and Fred H. Rohn. The functions of the Executive Committee are to act for the Board of Directors when action is required between Board meetings, consult with and to advise management on certain important proposals and policy matters, review and make recommendations with respect to financial policy, and monitor management and Company performance with respect to matters of public responsibility and make recommendations thereon. The Executive Committee had one meeting during the Fiscal Year.

The Corporation has a Nominating Committee whose current members are Marvin D.
Kantor, Chairman and Bryon Fusini.   The nominating committee held one meeting
during the year. The functions of the nominating committee are to make recommendations to the full Board of Directors on the appropriate size of the Board for the current year and to nominate candidates (including current Directors) to fill the terms of those Directors whose terms expire at the next Annual Meeting of Shareholders. The nominating committee will consider nominees for election as Directors recommended by shareholders which are submitted by shareholders in writing to the Secretary of the Company at least ninety (90) days prior to the Annual Meeting of Shareholders.

During the fiscal year ended February 28, 1995, the Board of Directors held eight (8) meetings. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and each Committee meeting was attended by all members of the Committee. Directors who are not officers or employees of the Corporation each receive $6,000 per annum. plus a $500 attendance fee for each meeting of the Board of Directors or of any committee meeting attended. Directors who are paid officers or employees of the Corporation receive no additional compensation for service on the Board of Directors or on any committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Holdings of Management

The following table sets forth as of June 26, 1995, information concerning the ownership of shares of Common Stock by each Director or nominee of the Corporation individually and by all officers and Directors of the Corporation as a group, and the percentage ownership of such outstanding Common Stock based on information furnished by such individuals. Except for shares beneficially owned by spouses or other family members, such officers and Directors have sole voting power and sole investment power with respect to such shares.



                                            Amount and Nature
                                            of Beneficial
Name of Director or Nominee                 Ownership of                        Percentage
or Identity of Group                        Common Stock                        of Class


George R. Beetle                                       100                          *
Bryon P. Fusini                                          0                         0%
Richard C. Hoffman                                       0                         0%
Marvin D. Kantor                                         0                         0%
Richard L. Kramer                                        0                         0%
John D. Mazzuto                                          0                         0%
Fred H. Rohn                                             0                         0%
William L. Remley                                       0 (1)                      0%

All executive officers and Directors                   100                         *%
as a group (8 persons)




*Less than one percent.

1) Mr. Remley is the Chairman and President of Lyford Corporation, owner of 450,000 shares of Common Stock, as to which stock he disclaims beneficial ownership.


Principal Holders of Voting Securities

The following table indicates the only persons known by the Board of Directors to be the beneficial owners of more than five percent of Common Stock as of June 26, 1995.


Name and Address of                                  Amount and Nature          Percentage
or Beneficial Owner                                  of Beneficial Ownership    of Class


Lyford Corporation (1)                                     450,000              19.56%
1430 Broadway, l3th Floor
New York, NY 10018


Walter J. Schloss Associates (3)                           143,200               6.23%
Walter J. Schloss & Edwin W. Schloss
52 Vanderbilt Avenue
New York, NY 10017

Martin Siegel (2)                                          140,000                6.09%
26 Egan Place
Englewood Cliffs, NJ 07632



1) Based upon information contained in the named Shareholder's Schedule 13D dated October 22, 1993, as amended by Amendment No. 1 dated February 17, 1994, filed pursuant to the Securities Exchange Act of 1934.

2) Based upon information, including information contained in the named Shareholder's Schedule 13D dated April 19, 1979, as amended by Amendment No. 4 dated February 17, 1994, filed pursuant to the Securities Exchange Act of 1934.

3) Based upon information contained in the named Shareholder's Schedule 13D dated October, 1990, as amended by Amendment No. 3 dated July 30, 1993, filed pursuant to the Securities Exchange Act of 1934, which Schedule 13D as amended also stated the named Shareholders had sole voting power with respect to 143,200
shares as follows:       Associates-127,200 shares; Walter J. Schloss-10,000
shares and Edwin W. Schloss-6,000 shares and sole dispositive power with respect to 143,200 shares hereinabove set forth.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons who own more than ten percent of a registered class of the Corporation's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. The Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Forms 4 were required for those persons, the Corporation believes that during the fiscal year ended February 28, 1995, all filing requirements applicable to its Reporting Persons were complied with on a timely basis.

EXECUTIVE COMPENSATION

The following table shows, as to the Chief Executive Officer and each of the two other most highly compensated executive officers whose salary plus bonus exceeded $90,000, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended February 28, 1995, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).


                                              SUMMARY COMPENSATION TABLE

                                                                 Other                  All
                                                                 Annual                 Other
Name and Principal Position   FY        Salary       Bonus       Compensation (1)       Compensation (2)


Martin Siegel (3), (4)        1995      $ 138,090    --          $  4,000               $ 32,581
Chairman of the Board         1994        200,000    --            12,000                  8,138
                              1993        193,060    --            12,000                  4,313

Albert W. Sanders             1995      $  90,460    --          $    910               $  2,714
Executive Vice                1994         90,570    --               910                  2,713
President/Controller          1993         90,480    --               910                  2,932



1)    Includes amounts paid for car allowances.

2) Includes amount of matching contributions under the Company's 401(K) Plan, which may be subject to vesting requirements.

3) Martin Siegel resigned as Chairman of the Board and Chief Executive Officer on June 14, 1994. Thereafter and until November 3, 1994 he continued to receive compensation under his Employment Agreement dated March 1, 1988, as amended, when his employment was terminated by the Company.

4) Includes deferred compensation benefits pursuant to Employment Agreement referred to in (3) above from November 4, 1994 through December 31, 1994. From and after January 1, 1995 Mr. Siegel receives annual deferred compensation of $100,000 for life pursuant to a Deferred Compensation Agreement dated as of January 1, 1995 which was entered into as a result and in settlement of certain litigation between Mr. Siegel and the Company.

No options were granted nor exercised by any of the named executive officers or
directors during the fiscal year.   The Company has not granted any stock
appreciation rights.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The report of the Compensation Committee of the Board of Directors (the "Committee") and the performance graph on page 9 shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Committee's compensation philosophy is based on the belief that a link should exist between executive compensation and the return on investment provided to stockholders as reflected by the appreciation in the price of the Company's stock. In applying this philosophy, the Committee continues the process of developing and implementing a compensation policy which seeks to attract and retain talented executives and to align the financial interests of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing competitive compensation and permitting executive officers to take an ownership stake in the Company commensurate with their relative levels of seniority and responsibility.

In setting compensation for the Company's officers, the Committee believes that compensation should reflect going market rates for seasoned executives with the business experience and acumen necessary to develop and expand the Company and should provide such individuals with the opportunity to participate in the growth of the Company.

The Company's executive compensation is based on four components--salary, incentive bonus, and equity-based incentives, and customary employee and executive benefits. The Company paid no bonuses to its senior executives in Fiscal 1995.

Compensation of the Chairman of the Board and CEO for Fiscal '95.

The salary of Mr. Martin Siegel, Chairman of the Board and CEO thru June 13, 1994, was based on his rights under his employment agreement entered into as of March 1, 1988, and extending to July 31, 1997, which is described elsewhere in this Proxy Statement under "Employment Contracts". Effective as of June 13, 1994, Mr. Siegel resigned as the Chairman of the Board and Chief Executive Officer of the Company (see, "Employment Contracts"). Effective June 14, 1994, the Company entered into a Management Advisory Services Agreement with Mentmore Holdings Corporation, a Delaware corporation, to provide the Company with executive management, strategic planning and other advisory services including a Chief Executive Officer. (see "Certain Related Transactions").

The Compensation Committee will continue to evaluate the performance of the executive officers of the Company during the current fiscal year with particular reference to achieving a return to profitability for the Company and will make recommendations to the Board for adjustments in salary levels consistent with the level of improvement in the operations of the Company.

The Committee determines the number of stock options to be granted based on the relative seniority, experience and compensation levels of key employees who are recommended by management for option grants. The Committee also considers long-term incentives granted to senior executives in the machinery manufacturing industry. During Fiscal 1995 the Company did not grant any options to its senior executives.

The Committee believes it is important to give executives a reasonable salary commensurate with their position and opportunities for ownership and long-term capital appreciation via stock options so their interests will coincide with those of the Company's stockholders.

                                              COMPENSATION COMMITTEE
                                              /s/ Fred H. Rohn, Chairman
                                              /s/ Bryon P. Fusini
                                              /s/ John D. Mazzuto


June 1995

EMPLOYMENT CONTRACTS, TERMINATIONS AND CHANGE IN CONTROL AGREEMENTS


Martin Siegel was employed pursuant to an employment contract dated March 1, 1988, as amended, and extending to July 31, 1997. The Agreement provided for a salary of $200,000 per annum. Upon Mr. Siegel's retirement or at the end of the employment period, the Corporation shall pay to him $80,000 per annum as deferred compensation. The employment agreement further provided that in the event of his death during the employment period, the annual salary shall be paid to his widow or children for the lessor of (a) the balance of the employment period, or (b) for one year and thereafter additional monthly payments computed at the rate of one-half of such annual salary shall be paid to his widow, if any, for the balance of the employment period, if any. On November 3, 1994 the Company terminated Mr. Siegel's employment agreement for cause. Thereafter, on November 23, 1994, the Company was served with a lawsuit filed by Martin Siegel in the Superior Court of New Jersey, naming the Company as a defendant. The other defendants named were: William L. Remley and Richard C. Hoffman, officers and directors of the Company; Richard L. Kramer, John D. Mazzuto, Bryon Fusini and Fred H. Rohn, Directors of the Company; Lyford Corp., a major shareholder of the Company; and Mentmore Holdings Corp. Mr. Siegel alleged, among other things, that the Company breached its obligations to him under his employment agreement by forcing his resignation as Chairman of the Board and Chief Executive Officer, ceasing his regular salary and failing to fund a grantor trust designed to secure Mr. Siegel's pension.

Effective April 13, 1995, the Company reached a full and final settlement with Martin Siegel. Under the terms of the settlement, which was approved by the
Court: (1) all claims and counterclaims by, between and among Mr. Siegel, the Company and the other parties to the litigation were dismissed, with prejudice,
(2) Mr. Siegel and the Company exchanged mutual releases, (3) Mr. Siegel's Employment Agreement with the Company dated March 1, 1988, as amended, was terminated, and (4) Mr. Siegel was awarded a lifetime annual deferred compensation benefit of $100,000. The annual deferred compensation benefit is an unsecured obligation of the Company.

The Corporation has entered into a Severance Pay Agreement, dated January 15, 1991, with Albert W. Sanders. The Agreement provides, in pertinent part, that in the event such officer is involuntarily terminated from the employ of the Corporation as a result of certain changes in control, the Corporation will pay such officer a sum equal to 200% of his then current annual base salary. A similar Agreement dated November 1, 1993, was entered into with Varghese Reju, Treasurer & Chief Financial Officer.

PERFORMANCE GRAPH
Assumes $100 invested on March 1, 1988. Assumes Dividend Reinvested. Fiscal Year Ending February 28, 1995

Compare 5-Year Cumulative Total Return Among Weldotron Corporation, AMEX Market Index and SIC Code Index


Measurement Period                 Weldotron                  AMEX                      Peer
(Fiscal Year Covered)              Corporation                Market Index              Group Index


Measurement Pt.-3/1/88             $100                       $100                      $100

FYE 2/28/91                        $90                        $102                      $ 99
FYE 2/29/92                        $85                        $120                      $120
FYE 2/28/93                        $60                        $105                      $117
FYE 2/28/94                        $75                        $125                      $140
FYE 2/28/95                        $30                        $115                      $150


The stock price performance shown on the graph is not necessarily indicative of future price performance. Peer Group is SIC Code Group 3569.

Assumes $100 invested on March 1, 1990
Assumes dividend reinvested
Fiscal Year Ending Feb. 28, 1995


CERTAIN RELATED TRANSACTIONS

Effective June 14, 1994 the Company entered into a Management Advisory Services Agreement ("Management Agreement") with Mentmore Holdings Corporation, a Delaware corporation. Richard L. Kramer and William L. Remley, the Chairman of the Board and President, respectively, of the Company are the Chairman of the Board and President respectively, of Mentmore Holdings Corporation. Pursuant to the terms of the Management Agreement, Mentmore is to provide the Company with executive management advisory services, strategic planning and counseling, and a Chief Executive Officer. The Management Agreement is for a term of one year, renewable annually with an annual fee of $300,000, payable in equal monthly installments.

In order to meet the working capital requirements of the Company, on August 4, 1994 the Board of Directors approved a loan transaction in which the Company borrowed Five Hundred Thousand ($500,000) Dollars from Lyford Corp. ("Lyford"). Lyford owns 19.65% of the stock of the Company. In consideration for the loan, the Company executed and delivered to Lyford a promissory note, a security agreement, and a common stock purchase warrant. The security agreement granted to Lyford a junior lien on the Company's assets. The warrant granted to Lyford the right to purchase 200,000 shares of the Company's common stock (the "Initial Warrant Number") at a price of Two ($2.00) Dollars per share (the "Initial Warrant Price"). The initial Warrant Number and the Initial Warrant Price are subject to equitable adjustment in the event there is a merger or recapitalization of the Company, or the Company declares a stock dividend.

The Initial Warrant Number and the Initial Warrant Price are also subject to adjustment by means of anti-dilution provisions. The warrant expires by its terms on August 4, 2004.

On May 5, 1995, the Company concluded a loan transaction in which it borrowed One Million ($1,000,000) Dollars from Lyford. This loan transaction accomplished the extension of the maturity date of the Company's existing loan from Lyford in the amount of Five Hundred Thousand Dollars ($500,000) which had matured by its terms on February 28, 1995, and secured an additional advance in the amount of Five Hundred Thousand Dollars ($500,000). The new obligation is evidenced by a certain Amended, Extended and Restated Promissory Note dated as of March 1, 1995. In consideration for the new loan, the Company executed and delivered to Lyford the Restated Note and a Common Stock Purchase Warrant. The new loan is secured by a junior lien on all of the Company's assets. The new warrant grants to Lyford the right to purchase 1,000,000 shares of the Company's common stock (the "Initial Warrant Number") at an initial exercise price of One ($1.00) Dollar per share (the "Initial Warrant Price"). The Initial Warrant Number and the Initial Warrant Price are subject to equitable adjustment in the event there is a merger or recapitalization of the Company, or the Company declares a stock dividend. The Initial Warrant Number and the Initial Warrant Price are also subject to adjustment by means of anti-dilution provisions. The new warrant expires by its terms on April 12, 2005.


ACCOUNTANTS AND AUDITORS

The Corporation's independent public accountants are Deloitte & Touche, with offices at Two Hilton Court, P. 0. Box 319, Parsippany, New Jersey 07054. Deloitte & Touche has been retained by the Corporation as independent public accountants for more than the past nine years, and the Corporation intends to continue such relationship for the current fiscal year. The selection of independent public accountants is made by the Board of Directors of the Corporation. It is anticipated that a representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders and that such representative will be afforded an opportunity to make a statement to the assembled Shareholders, if desired. Such representative will also be available to respond to appropriate questions during the meeting.


DEADLINE FOR SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 1996 Annual Meeting must be received at the principal executive offices of Weldotron Corporation for inclusion in its proxy statement and form of proxy relating to that meeting by February 26, 1996.

OTHER MATTERS

The management knows of no other business to come before the meeting, but if any other matters should properly come before the meeting or any adjournment or adjournments thereof, the persons named as proxies will vote upon them in accordance with their best judgment.



                                           By Order of the Board of Directors
                                           /s/ Richard C. Hoffman
                                           Secretary
                                           Piscataway, New Jersey



June 26, 1995